AMENDMENT TO EMPLOYMENT AGREEMENT

     This amendment to employment agreement is made this 28th day of March, 2005 by and between NU HORIZONS ELECTRONICS CORP., a Delaware corporation (the "Company") and ARTHUR NADATA, residing at 25 Northcote Dr, Melville, New York 11747 (the "Employee").

                               W I T N E S S E T H

     WHEREAS, the Company and the Employee are parties to an Employment Agreement dated as of September 13, 1996 (the "Employment Agreement"); and

     WHEREAS, the Company and the Employee desire to amend the Employment Agreement in accordance with the terms hereof.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

     1. Section 3 of the Employment Agreement is hereby amended to read as follows:

          "3. TERM.  Subject to earlier  termination on the terms and conditions
              ----
     hereinafter provided, the term of this Agreement shall be for a continually renewing five (5) year term so that , for the purposes of calculating the payments due to Employee upon any termination hereof, the Employee's unexpired term of employment shall be five (5) years from any termination of his employment in accordance with paragraph 10 hereof, other than any termination pursuant to either paragraph 10(d) or paragraph 10(e) hereof."

     2. Section 10 of the Employment Agreement is hereby amended to read as follows:


          "10. TERMINATION.
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          (a) General.  Except as otherwise  provided in this Agreement,  in the
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     event of termination of the Employee's employment under this Agreement, he, his dependents or his estate, as may be the case, shall be entitled to receive benefits under the Company's employee benefit plans described above only until the date of such termination, in accordance with the applicable terms and conditions of each plan.

          (b)  Termination  Due to  Death.  In the  event  that  the  Employee's
               --------------------------
     employment is terminated due to his death, Employee's estate shall be entitled to the benefits set forth in paragraph 6 hereof for a five-year period.


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          (c)  Termination  Due to Disability.  In the event of  "disability" as
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     defined in paragraph 7 hereof,  the Company or the  Employee may  terminate the Employee's employment. If the Employee's employment is terminated due to such "disability," he shall be entitled to the benefits set forth in such paragraph 7 for a five-year period.

          (d)  Termination  by the  Company  for  Cause.  In the event  that the
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     Employee's  employment is terminated for Cause, he shall be entitled solely to his base salary (as calculated in accordance with paragraph 5(a) (i) and (ii)) through the date on which notice of termination is delivered to Employee. For the purposes of this Agreement, "Cause" shall be defined as an act of moral turpitude materially adversely affecting the financial interest of the Company.

          (e)  Termination Without Cause.
               -------------------------

               (i) Termination Without Cause shall mean termination of the Employee's employment by the Company other than due to death, Disability or for Cause.

               (ii) In the event of Termination Without Cause, the Employee shall be deemed to have effected a "Retirement" pursuant to the Nu Horizons Electronics Corp. Executive Retirement Plan (the "Retirement Plan") and shall be entitled to receive Benefits (as defined in the Retirement Plan) in accordance with the terms of the Retirement Plan.

          (f) Termination Following Change in Control.
              ---------------------------------------

          (i) In the event that Employee shall be terminated following a Change in Control of the Company, the Employee shall be entitled to and shall immediately receive as a lump sum payment an amount equal to, subject to paragraph 10(f)(i) below, three (3) times the average of the total annual compensation paid by the Company to Employee, with respect to the five fiscal years of the Company prior to the change of control, minus $100.00.

          (ii) The payment to be made pursuant to paragraph 10(f)(i) above shall be made by the Company to the Employee in an amount (net of the Federal and State income tax thereon computed at the marginal regular Federal and State income tax rates of the Employee in the tax year in which this payment is made and also net of any excise, penalty or other similar tax) which shall cause the net after tax amount (calculated as provided in the foregoing parenthetical clause) received by the Employee with respect to the payment made under this paragraph 10(f)(i) to be equal to the amount set forth in paragraph 10(f)(i) above, at the time of such payment and without consideration for the time value of money.

          (iii) For the purposes of this Agreement, "Change in Control" shall mean:

               (A) a change in  control  as such term is  presently  defined  in
          Regulation 240.12b 2 under the Securities Exchange Act of 1934 ("Exchange Act");

               (B) if during the term of employment any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any person who on the date of this Agreement is a director or officer of the Company, becomes the "beneficial owner" (as defined in Rule 13(d) 3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% of the voting power of the Company's then outstanding securities; or

               (C) if during the term of employment, individuals who at the beginning of such period constitute the Board of Directors of the Company, including individuals who are nominated or approved by a majority of the Board then serving, cease for any reason other than death, disability or retirement to constitute at least a majority thereof.

     (g) Nature of Payments.  Any amounts due under this paragraph 10 are in the
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nature of  severance  payments or  liquidated  damages or both,  and shall fully compensate the Employee and his dependents or estate, as the case may be, for any and all obligations arising from the employment relationship created hereby, any lawful actions during such relationship and the termination thereof, and they are not in the nature of a penalty.

     3. Except as specifically amended by this Amendment, the Employment Agreement shall remain in full force and effect in all respects as originally executed.

     4. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. This Amendment shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York, applicable to contracts made and to be performed entirely in New York.



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     IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the first date written above.



                                       NU HORIZONS ELECTRONICS CORP.


                                       By:   /s/Paul Durando
                                          ---------------------------------
                                           Name:   Paul Durando
                                           Title:  Vice President, Finance

                                       By:   /s/Arthur Nadata
                                          ---------------------------------
                                           Arthur Nadata, Employee